As filed with the Securities and Exchange Commission on January 19, 2010

Registration No. 333-163258

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	3661	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Walker House

87 Mary Street

George Town

Grand Cayman

KY1-9005

Cayman Islands

(662) 998-9956

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company

1090 Vermont Avenue, N.E., Suite 430

Washington, D.C. 20005

(800) 927-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Karen K. Dreyfus, Esq. Nathaniel P. Gallon, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 (650) 493-9300	James C. Lin, Esq. Davis Polk & Wardwell LLP 18th Floor, The Hong Kong Club Building 3A Chater Road, Hong Kong (852) 2533-3300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☒	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-163258) is solely to file Exhibit 8.1 and Exhibit 10.27. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discount, payable by us in connection with the sale of the common stock being registered. All amounts are estimated except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fees and the stock exchange listing fee.

Amount
Securities and Exchange Commission registration fee		$8,370
Financial Industry Regulatory Authority filing fee		15,500
New York Stock Exchange listing fee		*
Printing and engraving costs		*
Legal fees and expenses		*
Accountants’ fees and expenses		*
Blue sky qualification fees and expenses		*
Transfer agent fees		*
Miscellaneous		*

Total	$	*

*	To be completed by amendment.

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The registrant’s amended and restated memorandum and articles of association provide for indemnification of directors and officers for actions, costs, charges, losses, damages and expenses incurred in their capacities as such, except that such indemnification does not extend to any matter in respect of any fraud or dishonesty that may attach to any of them.

Pursuant to the form of Indemnification Agreement filed as Exhibit 10.10 to this registration statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims by reason of their being such a director or officer.

Additionally, reference is made to the Underwriting Agreement filed as Exhibit 1.1 to this registration statement, which provides for the indemnification by the underwriters of Fabrinet, our directors and officers who sign the registration statement and persons who control Fabrinet, under certain circumstances.

Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding securities recently sold by the registrant within the last three years which were not registered under the Securities Act.

(i) Since December 31, 2006, the registrant has granted to directors, officers, employees and consultants, options to purchase an aggregate of 504,700 ordinary shares at exercise prices ranging from $3.00 to $5.75 per ordinary share and has issued 15,241 ordinary shares upon exercise of options.

(ii) Since December 31, 2006, the registrant issued to one accredited investor who is a director and officer 133,375 ordinary shares upon exercise of a warrant. The warrant had an exercise price of $0.01 per ordinary share and was exercised for aggregate consideration of $1,333.75.

The issuances of certain securities described in paragraph (i) above were deemed to be exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 701 thereof on the basis that the transactions were pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701 and otherwise made in compliance with the requirements of Rule 701. The recipients of securities in each transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. All recipients had access, through their relationship with the registrant, to information about the registrant.

The securities described in paragraph (ii) above were issued upon exercises of the warrant in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. Among other factors, we based our reliance on the referenced exemption upon the representations made by holder of the warrant to us in the warrant, the holder’s status as both an accredited investor and a sophisticated investor, and the fact that the warrant and underlying common stock were offered only to the single holder and not to any other investors.

None of the transactions described above was an underwritten public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Incorporated by reference herein
Exhibit Number	Description	Form	Exhibit No.	Filing Date	File. No.
1.1*	Form of Underwriting Agreement

3.1*	Amended and Restated Memorandum and Articles of Association

4.1*	Specimen Ordinary Share Certificate

5.1*	Opinion of Walkers, special counsel to the registrant, regarding the validity of the registrant’s ordinary shares being registered

8.1	Opinion of Wilson Sonsini Goodrich & Rosati, counsel to the registrant, regarding certain United States tax matters

10.1.1+	Fabrinet Amended and Restated 1999 Share Option Plan	S-1	10.1.1	November 7, 2007	333-147191

10.1.2+	Form of Share Option Agreement under the Fabrinet Amended and Restated 1999 Share Option Plan	S-1	10.1.2	November 7, 2007	333-147191

10.2.1+*	2010 Performance Incentive Plan

10.2.2+*	Forms of agreement under the 2010 Performance Incentive Plan

10.3.1+	Employment Agreement, effective as of January 1, 2000, by and between David T. Mitchell and the registrant	S-1/A	10.3.1	December 28, 2009	133-163258

		Incorporated by reference herein
Exhibit Number	Description	Form	Exhibit No.	Filing Date	File. No.

10.3.2+	Amendment to Employment Agreement, dated December 29, 2008, by and between David T. Mitchell and the registrant	S-1	10.3.2	November 20, 2009	333-163258

10.4.1+	Offer Letter, dated April 29, 2005, by and between Dr. Harpal Gill and Fabrinet USA, Inc.	S-1	10.3.1	November 7, 2007	333-147191

10.4.2+	Amendment to Offer Letter, dated February 14, 2007, by and between Dr. Harpal Gill and Fabrinet USA, Inc.	S-1	10.3.2	November 7, 2007	333-147191

10.4.3+	Amendment to Offer Letter, dated December 29, 2008, by and between Dr. Harpal Gill and Fabrinet USA, Inc.	S-1	10.4.3	November 20, 2009	333-163258

10.5+	Employment Agreement, dated July 1, 2007, by and between Dr. Harpal Gill and Fabrinet Co., Ltd.	S-1	10.5	November 7, 2007	333-147191

10.6.1+	Offer Letter, dated April 15, 2000, by and between Mark J. Schwartz and the registrant	S-1	10.4	November 7, 2007	333-147191

10.6.2+	Amendment to Offer Letter, dated June 16, 2008, by and between Mark J. Schwartz and Fabrinet USA, Inc.	S-1	10.6.2	November 20, 2009	333-163258

10.6.3+	Amendment to Offer Letter, dated December 29, 2008, by and between Mark J. Schwartz and Fabrinet USA, Inc.	S-1	10.6.3	November 20, 2009	333-163258

10.7.1+	Employment Agreement, dated January 8, 2001, by and between Nat Mani and Fabrinet USA, Inc.	S-1	10.6.1	November 7, 2007	333-147191

10.7.2+	Amendment to Employment Agreement, dated October 1, 2007, by and between Nat Mani and Fabrinet USA, Inc.	S-1	10.6.2	November 7, 2007	333-147191

10.7.3+	Amendment to Employment Agreement, dated June 16, 2008, 2008, by and between Nat Mani and Fabrinet USA, Inc.	S-1	10.7.3	November 20, 2009	333-163258

10.7.4+	Amendment to Employment Agreement, dated December 29, 2008, by and between Nat Mani and Fabrinet USA, Inc.	S-1	10.7.4	November 20, 2009	333-163258

10.8+	Consulting Agreement, dated November 8, 2008, by and between Dr. William Perry and the registrant	S-1	10.8	November 20, 2009	333-163258

10.9+	Compensation Notice for Dr. William Perry, dated September 30, 2009	S-1	10.9	November 20, 2009	333-163258

10.10+*	Form of Indemnification Agreement

10.11	Manufacturing Agreement, dated May 29, 2005, by and between the registrant and FBN New Jersey Holdings Corp.	S-1	10.10	November 7, 2007	333-147191

		Incorporated by reference herein
Exhibit Number	Description	Form	Exhibit No.	Filing Date	File. No.

10.12	Manufacturing Agreement, dated January 2, 2000, by and between the registrant and Fabrinet Co. Ltd.	S-1	10.11	November 7, 2007	333-147191

10.13	Administrative Services Agreement, dated January 2, 2000, by and between the registrant and Fabrinet USA, Inc.	S-1	10.12	November 7, 2007	333-147191

10.14	Administrative Services Agreement, dated July 3, 2008, by and between the registrant and Fabrinet Pte. Ltd.	S-1	10.14	November 20, 2009	333-163258

10.15	Credit Facility Agreement, dated December 15, 2006, by and among Fabrinet Co., Ltd., the registrant and ABN AMRO Bank N.V.	S-1	10.13	November 7, 2007	333-147191

10.16	Loan Agreement, dated March 4, 2005, by and between Fabrinet Co., Ltd. and Export-Import Bank of Thailand (in Thai with English translation)	S-1	10.14	November 7, 2007	333-147191

10.17	Loan Agreement, dated September 25, 2006, by and between Fabrinet Co., Ltd. and Export-Import Bank of Thailand (in Thai with English translation)	S-1	10.15	November 7, 2007	333-147191

10.18.1	Loan Agreement, dated March 4, 2004, by and among Fabrinet Co., Ltd., the registrant and TMB Bank Public Company Limited (in Thai with English translation)	S-1	10.17	November 7, 2007	333-147191

10.18.2	Supplemental Memorandum of Agreement (2nd), dated December 14, 2007, by and among Fabrinet Co., Ltd., the registrant and TMB Bank Public Company Limited (in Thai with English translation)	S-1	10.18.2	November 20, 2009	333-163258

10.18.3	Memorandum of Agreement, dated August 8, 2008, by and among Fabrinet Co., Ltd., the registrant and TMB Bank Public Company Limited (in Thai with English translation)	S-1	10.18.3	November 20, 2009	333-163258

10.19.1	Loan Agreement, dated June 6, 2005, by and among Fabrinet Co., Ltd., the registrant and TMB Bank Public Company Limited (in Thai with English translation)	S-1	10.18	November 7, 2007	333-147191

10.19.2	Supplemental Memorandum of Agreement (2nd), dated December 14, 2007, by and among Fabrinet Co., Ltd., the registrant and TMB Bank Public Company Limited (in Thai with English translation)	S-1	10.19.2	November 20, 2009	333-163258

10.19.3	Memorandum of Agreement, dated August 8, 2008, by and among Fabrinet Co., Ltd., the registrant and TMB Bank Public Company Limited (in Thai with English translation)	S-1	10.19.3	November 20, 2009	333-163258

		Incorporated by reference herein
Exhibit Number	Description	Form	Exhibit No.	Filing Date	File. No.

10.20.1	Loan Agreement, dated April 4, 2007, by and among Fabrinet Co., Ltd., the registrant and TMB Bank Public Company Limited (in Thai with English translation)	S-1	10.19	November 7, 2007	333-147191

10.20.2	Supplemental Memorandum of Agreement, dated December 14, 2007, by and among Fabrinet Co., Ltd., the registrant and TMB Bank Public Company Limited (in Thai with English translation)	S-1	10.20.2	November 20, 2009	333-163258

10.20.3	Memorandum of Agreement, dated August 8, 2008, by and among Fabrinet Co., Ltd., the registrant and TMB Bank Public Company Limited (in Thai with English translation)	S-1	10.20.3	November 20, 2009	333-163258

10.21	Approval of Amendment and Waiver Letter, dated October 18, 2007, by and among the registrant, Fabrinet Co., Ltd. and TMB Bank Public Company Limited (in Thai with English translation)	S-1	10.20	November 7, 2007	333-147191

10.22	Land and Buildings Lease Agreement, dated April 30, 2004, by and between Chokchai International Co., Ltd. and Fabrinet Co., Ltd. (in Thai with English translation)	S-1	10.21	November 7, 2007	333-147191

10.23	Lease Agreement, dated January 1, 2007, by and between Donly Corporation and FBN NJ Holdings Corp. DBA VitroCom	S-1	10.22	November 7, 2007	333-147191

10.24	Land Mortgage Agreement, dated April 9, 2004, as amended on June 7, 2005, by and between TMB Bank Public Company Limited and Fabrinet Co., Ltd. (in Thai with English translation)	S-1	10.24	November 7, 2007	333-147191

10.25	Land Mortgage Agreement, dated April 5, 2007, by and between TMB Bank Public Company Limited and Fabrinet Co., Ltd. (in Thai with English translation)	S-1	10.25	November 7, 2007	333-147191

10.26*	Registration Rights Agreement dated [ ], by and among the registrant, Asia Pacific Growth Fund III, L.P. and David T. Mitchell

10.27†	Primary Contract Manufacturing Agreement, dated January 1, 2008, by and between JDS Uniphase Corporation and the registrant

21.1	List of subsidiaries	S-1	21.1	November 20, 2009	333-163258

23.1	Consent of PricewaterhouseCoopers ABAS Limited	S-1/A	23.1	December 28, 2009	333-163258

23.2*	Consent of Walkers (included in Exhibit 5.1)

24.1	Power of Attorney	S-1	24.1	November 20, 2009	333-163258

+	Indicates management contract or compensatory plan.
*	To be filed by amendment.
†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the Registration Statement and submitted separately to the Securities and Exchange Commission.

(b) Financial statement schedules

All schedules are omitted because they are not required, are not applicable or the information is included in the consolidated financial statements or notes thereto.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes that:

(a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California on January 19, 2010.

FABRINET

By:	/s/ DAVID T. MITCHELL
Name:	David T. Mitchell
Title:	Chief Executive Officer, President and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ DAVID T. MITCHELL David T. Mitchell	Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)	January 19, 2010

/s/ MARK J. SCHWARTZ Mark J. Schwartz	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	January 19, 2010

* Mark A. Christensen	Director	January 19, 2010

* Ta-lin Hsu	Director	January 19, 2010

* Frank H. Levinson	Director	January 19, 2010

* Rollance E. Olson	Director	January 19, 2010

* Virapan Pulges	Director	January 19, 2010

* William J. Perry	Director	January 19, 2010

*By:	/s/ MARK J. SCHWARTZ
Mark J. Schwartz Attorney-in-Fact

INDEX TO EXHIBITS

		Incorporated by reference herein
Exhibit Number	Description	Form	Exhibit No.	Filing Date	File. No.
1.1*	Form of Underwriting Agreement

3.1*	Amended and Restated Memorandum and Articles of Association

4.1*	Specimen Ordinary Share Certificate

5.1*	Opinion of Walkers, special counsel to the registrant, regarding the validity of the registrant’s ordinary shares being registered

8.1	Opinion of Wilson Sonsini Goodrich & Rosati, counsel to the registrant, regarding certain United States tax matters

10.1.1+	Fabrinet Amended and Restated 1999 Share Option Plan	S-1	10.1.1	November 7, 2007	333-147191

10.1.2+	Form of Share Option Agreement under the Fabrinet Amended and Restated 1999 Share Option Plan	S-1	10.1.2	November 7, 2007	333-147191

10.2.1+*	2010 Performance Incentive Plan

10.2.2+*	Forms of agreement under the 2010 Performance Incentive Plan

10.3.1+	Employment Agreement, effective as of January 1, 2000, by and between David T. Mitchell and the registrant	S-1/A	10.3.1	December 28, 2009	333-163258

10.3.2+	Amendment to Employment Agreement, dated December 29, 2008, by and between David T. Mitchell and the registrant	S-1	10.3.2	November 20, 2009	333-163258

10.4.1+	Offer Letter, dated April 29, 2005, by and between Dr. Harpal Gill and Fabrinet USA, Inc.	S-1	10.3.1	November 7, 2007	333-147191

10.4.2+	Amendment to Offer Letter, dated February 14, 2007, by and between Dr. Harpal Gill and Fabrinet USA, Inc.	S-1	10.3.2	November 7, 2007	333-147191

10.4.3+	Amendment to Offer Letter, dated December 29, 2008, by and between Dr. Harpal Gill and Fabrinet USA, Inc.	S-1	10.4.3	November 20, 2009	333-163258

10.5+	Employment Agreement, dated July 1, 2007, by and between Dr. Harpal Gill and Fabrinet Co., Ltd.	S-1	10.5	November 7, 2007	333-147191

10.6.1+	Offer Letter, dated April 15, 2000, by and between Mark J. Schwartz and the registrant	S-1	10.4	November 7, 2007	333-147191

10.6.2+	Amendment to Offer Letter, dated June 16, 2008, by and between Mark J. Schwartz and Fabrinet USA, Inc.	S-1	10.6.2	November 20, 2009	333-163258

		Incorporated by reference herein
Exhibit Number	Description	Form	Exhibit No.	Filing Date	File. No.

10.6.3+	Amendment to Offer Letter, dated December 29, 2008, by and between Mark J. Schwartz and Fabrinet USA, Inc.	S-1	10.6.3	November 20, 2009	333-163258

10.7.1+	Employment Agreement, dated January 8, 2001, by and between Nat Mani and Fabrinet USA, Inc.	S-1	10.6.1	November 7, 2007	333-147191

10.7.2+	Amendment to Employment Agreement, dated October 1, 2007, by and between Nat Mani and Fabrinet USA, Inc.	S-1	10.6.2	November 7, 2007	333-147191

10.7.3+	Amendment to Employment Agreement, dated June 16, 2008, 2008, by and between Nat Mani and Fabrinet USA, Inc.	S-1	10.7.3	November 20, 2009	333-163258

10.7.4+	Amendment to Employment Agreement, dated December 29, 2008, by and between Nat Mani and Fabrinet USA, Inc.	S-1	10.7.4	November 20, 2009	333-163258

10.8+	Consulting Agreement, dated November 8, 2008, by and between Dr. William Perry and the registrant	S-1	10.8	November 20, 2009	333-163258

10.9+	Compensation Notice for Dr. William Perry, dated September 30, 2009	S-1	10.9	November 20, 2009	333-163258

10.10+*	Form of Indemnification Agreement

10.11	Manufacturing Agreement, dated May 29, 2005, by and between the registrant and FBN New Jersey Holdings Corp.	S-1	10.10	November 7, 2007	333-147191

10.12	Manufacturing Agreement, dated January 2, 2000, by and between the registrant and Fabrinet Co. Ltd.	S-1	10.11	November 7, 2007	333-147191

10.13	Administrative Services Agreement, dated January 2, 2000, by and between the registrant and Fabrinet USA, Inc.	S-1	10.12	November 7, 2007	333-147191

10.14	Administrative Services Agreement, dated July 3, 2008, by and between the registrant and Fabrinet Pte. Ltd.	S-1	10.14	November 20, 2009	333-163258

10.15	Credit Facility Agreement, dated December 15, 2006, by and among Fabrinet Co., Ltd., the registrant and ABN AMRO Bank N.V.	S-1	10.13	November 7, 2007	333-147191

10.16	Loan Agreement, dated March 4, 2005, by and between Fabrinet Co., Ltd. and Export-Import Bank of Thailand (in Thai with English translation)	S-1	10.14	November 7, 2007	333-147191

10.17	Loan Agreement, dated September 25, 2006, by and between Fabrinet Co., Ltd. and Export-Import Bank of Thailand (in Thai with English translation)	S-1	10.15	November 7, 2007	333-147191

		Incorporated by reference herein
Exhibit Number	Description	Form	Exhibit No.	Filing Date	File. No.

10.18.1	Loan Agreement, dated March 4, 2004, by and among Fabrinet Co., Ltd., the registrant and TMB Bank Public Company Limited (in Thai with English translation)	S-1	10.17	November 7, 2007	333-147191

10.18.2	Supplemental Memorandum of Agreement (2nd), dated December 14, 2007, by and among Fabrinet Co., Ltd., the registrant and TMB Bank Public Company Limited (in Thai with English translation)	S-1	10.18.2	November 20, 2009	333-163258

10.18.3	Memorandum of Agreement, dated August 8, 2008, by and among Fabrinet Co., Ltd., the registrant and TMB Bank Public Company Limited (in Thai with English translation)	S-1	10.18.3	November 20, 2009	333-163258

10.19.1	Loan Agreement, dated June 6, 2005, by and among Fabrinet Co., Ltd., the registrant and TMB Bank Public Company Limited (in Thai with English translation)	S-1	10.18	November 7, 2007	333-147191

10.19.2	Supplemental Memorandum of Agreement (2nd), dated December 14, 2007, by and among Fabrinet Co., Ltd., the registrant and TMB Bank Public Company Limited (in Thai with English translation)	S-1	10.19.2	November 20, 2009	333-163258

10.19.3	Memorandum of Agreement, dated August 8, 2008, by and among Fabrinet Co., Ltd., the registrant and TMB Bank Public Company Limited (in Thai with English translation)	S-1	10.19.3	November 20, 2009	333-163258

10.20.1	Loan Agreement, dated April 4, 2007, by and among Fabrinet Co., Ltd., the registrant and TMB Bank Public Company Limited (in Thai with English translation)	S-1	10.19	November 7, 2007	333-147191

10.20.2	Supplemental Memorandum of Agreement, dated December 14, 2007, by and among Fabrinet Co., Ltd., the registrant and TMB Bank Public Company Limited (in Thai with English translation)	S-1	10.20.2	November 20, 2009	333-163258

10.20.3	Memorandum of Agreement, dated August 8, 2008, by and among Fabrinet Co., Ltd., the registrant and TMB Bank Public Company Limited (in Thai with English translation)	S-1	10.20.3	November 20, 2009	333-163258

10.21	Approval of Amendment and Waiver Letter, dated October 18, 2007, by and among the registrant, Fabrinet Co., Ltd. and TMB Bank Public Company Limited (in Thai with English translation)	S-1	10.20	November 7, 2007	333-147191

		Incorporated by reference herein
Exhibit Number	Description	Form	Exhibit No.	Filing Date	File. No.

10.22	Land and Buildings Lease Agreement, dated April 30, 2004, by and between Chokchai International Co., Ltd. and Fabrinet Co., Ltd. (in Thai with English translation)	S-1	10.21	November 7, 2007	333-147191

10.23	Lease Agreement, dated January 1, 2007, by and between Donly Corporation and FBN NJ Holdings Corp. DBA VitroCom	S-1	10.22	November 7, 2007	333-147191

10.24	Land Mortgage Agreement, dated April 9, 2004, as amended on June 7, 2005, by and between TMB Bank Public Company Limited and Fabrinet Co., Ltd. (in Thai with English translation)	S-1	10.24	November 7, 2007	333-147191

10.25	Land Mortgage Agreement, dated April 5, 2007, by and between TMB Bank Public Company Limited and Fabrinet Co., Ltd. (in Thai with English translation)	S-1	10.25	November 7, 2007	333-147191

10.26*	Registration Rights Agreement dated [ ], by and among the registrant, Asia Pacific Growth Fund III, L.P. and David T. Mitchell

10.27†	Primary Contract Manufacturing Agreement, dated January 1, 2008, by and between JDS Uniphase Corporation and the registrant

21.1	List of subsidiaries	S-1	21.1	November 20, 2009	333-163258

23.1	Consent of PricewaterhouseCoopers ABAS Limited	S-1/A	23.1	December 28, 2009	333-163258

23.2*	Consent of Walkers (included in Exhibit 5.1)

24.1	Power of Attorney	S-1	24.1	November 20, 2009	333-163258

+	Indicates management contract or compensatory plan.
*	To be filed by amendment.
†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the Registration Statement and submitted separately to the Securities and Exchange Commission.